UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2006

MSC Industrial Direct Co., Inc.

(Exact name of registrant as specified in its charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (516) 812-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 8, 2006, MSC Industrial Direct Co., Inc. (the “Registrant”) entered into a new unsecured credit facility pursuant to a Credit Agreement among JPMorgan Chase Bank, N.A., as administrative agent and Bank of America, N.A., HSBC Bank USA, N.A. and Sovereign Bank as co-documentation agents, dated as of June 8, 2006. (the “Loan Agreement”). The Loan Agreement provides for (a) $205 million term loan and a (b) $75 million revolving credit facility as further described in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01.

On June 8, 2006, a new Employment Agreement between J&L America, Inc. (“J&L”) and Michael Wessner, President of J&L (the “Employment Agreement”) became effective, expiring June 8, 2007. The Employment Agreement provides Mr. Wessner with a base salary of $365,000, a bonus target of $500,000 (with a performance factor of plus or minus 30%) after 12 months of employment, and a completion bonus of $250,000 payable if Mr. Wessner continues employment with J&L following the initial one-year term and is thereafter terminated by J&L without Cause (as defined in the Employment Agreement) during the 12 month period immediately following the expiration of the initial one-year term and J&L and the Registrant determine Mr. Wessner did not breach any provisions of the confidentiality, non-solicitation and con-competition agreement. The Agreement also provides for other standard MSC fringe benefits. In connection with entering into his employment arrangements, Mr. Wessner executed a two-year confidentiality, non-solicitation and non-competition agreement.

ITEM 2.01.            COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 8, 2006, the Registrant through its wholly-owned subsidiary, MSC Acquisition Corp. VI, (the “Acquisition Sub”) completed its previously announced acquisition of 100% of the existing equity of J&L (the “Acquisition”) from JLK Direct Distribution, Inc. (the “Seller”), a wholly-owned subsidiary of Kennametal, Inc. (“Kennametal”) pursuant to a Stock Purchase Agreement among the Registrant, the Acquisition Sub, Kennametal and the Seller dated as of March 15, 2006. For tax and accounting purposes, the acquisition is effective as of the close of business May 31, 2006.  The purchase price paid by the Registrant in connection with the Acquisition was $349.5 million (the “Purchase Price”), subject to certain post closing adjustments, plus an additional amount of $168,000 in consideration of the change in closing date to June 8 from May 31.  The Purchase Price consisted of $144.5 million of cash on hand and $205 million from a new unsecured credit facility pursuant to the Loan Agreement.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached as exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on March 16, 2006 and which is incorporated by reference herein.

The press release announcing the competition of the Acquisition is attached hereto as Exhibit 99.1.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On June 8, 2006, the Registrant entered into a new unsecured credit facility pursuant to the Loan Agreement. The Loan Agreement provides for (a) $ 205 million term loan due in five years and (b) a $75 million revolving credit facility which terminates in five years. Interest payable under the Loan Agreement is based upon the type of borrowing under the facility and may be (1) LIBOR plus an applicable margin ranging from 0.50 (currently) to 0.875 percent, or (2) the greater of the prime rate or the Federal Funds effective rate plus 0.50 percent. The Loan Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired

The financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information

The pro forma financial information required to be filed pursuant to Item 9.01(a) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

Exhibit 10.1

Credit Agreement among MSC Industrial Direct Co., Inc. as Borrower, JPMorgan Chase

Bank, N.A., as administrative agent and Bank of America, N.A., HSBC Bank USA, N.A. and

Sovereign Bank as co-documentation agents, dated as of June 8, 2006.

Exhibit 99.1	MSC Industrial Direct Co., Inc. Press Release dated June 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Industrial Direct Co., Inc.

Date: June 12, 2006	By:	/s/ Shelley M. Boxer
Name: Shelley M. Boxer
Title: Vice President, Finance